Exhibit 99.1

CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS

I hereby consent to the reference to me, Earnest J. Edwards, included in or made a part of the Registration Statement on Form S-1 of Integris Metals Corporation, and any amendments thereto.

/S/    EARNEST J. EDWARDS

Name: Earnest J. Edwards

Date:    August 20, 2004